                                                                   Exhibit 23.02

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-72727, No. 333-71727 and No. 333-68819-01 of Cardinal Health, Inc. on Form
S-8 of our report, with respect to the consolidated financial statements of Pyxis Corporation (not presented) dated August 2, 1996, appearing on this Current Report on Form 8-K/A of Cardinal Health, Inc.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


San Diego, California
March 16, 1999